AS FILED  WITH THE SECURITIES AND EXCHANGE  COMMISSION ON JANUARY 7, 1998
                                 REGISTRATION NOS. 333-____ AND 333-____-01
  ==========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                 --------------------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------------

                                 ENSERCH Corporation
                (Exact name of registrant as specified in its charter)

                          TEXAS                     75-0399066
                     (State or other             (I.R.S. Employer
                     jurisdiction of           Identification No.)
                     incorporation or
                      organization)

                                  ENSERCH CAPITAL I
                (Exact name of registrant as specified in its charter)


                        DELAWARE                TO BE APPLIED FOR
                     (State or other             (I.R.S. Employer
                     jurisdiction of           Identification No.)
                     incorporation or
                      organization)

                           ENERGY PLAZA, 1601 BRYAN STREET
                                 DALLAS, TEXAS 75201
                                    (214) 812-4600
            (Address, including zip code, and telephone number, including area code, of registrants  principal executive offices)

      ROBERT A. WOOLDRIDGE,      PETER B. TINKHAM         ROBERT J. REGER, JR.,
               ESQ.          EXECUTIVE VICE PRESIDENT              ESQ.
       WORSHAM, FORSYTHE    TEXAS UTILITIES SERVICES INC.   REID & PRIEST LLP
       & WOOLDRIDGE, L.L.P.         ENERGY PLAZA           40 WEST 57TH STREET
        ENERGY PLAZA, 1601       1601 BRYAN STREET          NEW YORK, NEW YORK
            BRYAN STREET         DALLAS, TEXAS 75201               10019
       Dallas, Texas 75201         (214) 812-4600             (212) 603-2000
           (214) 979-3000

            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                         ------------------------------------
           IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF
                    ALL NOTICES, ORDERS AND COMMUNICATIONS TO:

                                STEPHEN K. WAITE, ESQ.
                         WINTHROP, STIMSON, PUTNAM & ROBERTS
                                ONE BATTERY PARK PLAZA
                               NEW YORK, NEW YORK 10004
                                    (212) 858-1000
                         ------------------------------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE WHEN WARRANTED BY MARKET CONDITIONS AND OTHER FACTORS.

               IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

               IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

               IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
          REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

               IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

               IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                        -------------------------------------

                           CALCULATION OF REGISTRATION FEE
       ======================================================================
                                          PROPOSED    PROPOSED
       TITLE OF EACH CLASS  AMOUNT TO     MAXIMUM     MAXIMUM        AMOUNT
       OF SECURITIES TO BE      BE        OFFERING    AGGREGATE        OF
       REGISTERED           REGISTERED    PRICE       OFFERING    REGISTRATION
                                          PER UNIT    PRICE            FEE
       ----------------------------------------------------------------------
       ENSERCH Debt
       Securities .......     (1)(4)         (2)    (1)(2)(3)(4)      N/A
       ----------------------------------------------------------------------
       ENSERCH Capital I
       Preferred Trust
       Securities  ......     (1)(5)         (2)    (1)(2)(3)(5)      N/A
       ----------------------------------------------------------------------
       ENSERCH Guarantee with
       respect to ENSERCH
       Capital I Preferred
       Trust Securities(6)(7)
       ----------------------------------------------------------------------
       ENSERCH Junior
       Subordinated
       Debentures(8) .....
       ----------------------------------------------------------------------
             Total ....... $275,000,000     (2)   $275,000,000(3)   $81,125
       ======================================================================
          (1) In no event will the aggregate initial offering price of all Debt Securities and Preferred Trust Securities issued from time to time pursuant to this Registration Statement exceed $275,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $275,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
          (2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrants in connection with the issuance of the Securities registered hereunder.
          (3)  Exclusive of accrued interest or distributions, if any.
          (4) Subject to footnote (1), there are being registered hereunder an indeterminate amount of Debt Securities which may be sold, from time to time, by ENSERCH Corporation.
          (5) Subject to footnote (1), there are being registered hereunder an indeterminate amount of Preferred Trust
               Securities which may be sold, from time to time, by ENSERCH Capital I.
          (6) No separate consideration will be received for the ENSERCH Corporation Guarantee or the Expense Agreement.
          (7) This registration is deemed to include the rights of the Holders of the ENSERCH Capital I Preferred Trust Securities under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Subordinated Indenture and the Expense Agreement, together constituting the backup undertakings, as described in the Registration Statement.
          (8)  The Junior Subordinated Debentures will be purchased by
               ENSERCH Capital I with the proceeds of the sale of Preferred and Common Trust Securities of ENSERCH Capital I. No separate consideration will be received for the Junior Subordinated Debentures.


               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                    SUBJECT TO COMPLETION, DATED JANUARY __, 1998


          PROSPECTUS


          $275,000,000


          ENSERCH CORPORATION

          DEBT SECURITIES


          ENSERCH CAPITAL I

          PREFERRED TRUST SECURITIES
          fully and unconditionally guaranteed as set forth herein by ENSERCH CORPORATION


               ENSERCH Corporation, a Texas corporation (Company), may offer, from time to time, unsecured debt securities of the Company consisting of debentures, notes or other unsecured evidences of indebtedness (excluding the Junior Subordinated Debentures described herein, Debt Securities). ENSERCH Capital I (Trust), a statutory business trust created under the laws of the State of Delaware, may offer, from time to time, securities representing preferred undivided beneficial interests in the assets of the Trust (Preferred Trust Securities). Debt Securities and Preferred Trust Securities are collectively referred to herein as "Securities."

               The payment of periodic cash distributions (Distributions) with respect to Preferred Trust Securities out of moneys held by the Trust, and payment on liquidation, redemption or otherwise with respect to Preferred Trust Securities, will be guaranteed by the Company to the extent described herein (Guarantee). See DESCRIPTION OF THE GUARANTEE herein. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company. The Trust exists for the sole purposes of issuing the common undivided beneficial interests in its assets (Common Trust Securities) and the Preferred Trust Securities (together, the Trust Securities) and investing the proceeds thereof in a series of Junior Subordinated Debentures issued by the Company (Junior Subordinated Debentures) in an aggregate principal amount equal to the aggregate liquidation preference of Trust Securities. In connection with the dissolution of the Trust upon the occurrence of certain events and after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, the Junior Subordinated Debentures purchased by the Trust subsequently may be distributed pro rata to registered owners of Trust Securities.

               The Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Securities shall not exceed $275,000,000.

               Specific terms of each issue of Debt Securities in respect of which this Prospectus is being delivered (Offered Debt Securities) will be set forth in one or more Prospectus Supplements with respect to such Offered Debt Securities. The applicable Prospectus Supplement will describe, without limitation and where applicable or additional to the terms in the Prospectus, the following: the title, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, the initial public offering price, the principal amounts, if any, to be purchased by underwriters and any other special terms of the Offered Debt Securities.

               Specific terms of the Preferred Trust Securities in respect of which this Prospectus is being delivered (Offered Trust Securities) and the terms of the related Junior Subordinated Debentures held by the Trust will be set forth in a Prospectus Supplement with respect to such Offered Trust Securities. The applicable Prospectus Supplement will describe, without limitation and where applicable or additional to the terms described in this Prospectus, the following: the title, number of securities, liquidation amount per security, initial public offering price, any listing on a securities exchange, Distribution rate (or method of calculation thereof), dates on which Distributions shall be payable and dates from which Distributions shall accrue, voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Offered Trust Securities and the terms upon which the proceeds of the sale of the Offered Trust Securities shall be used to purchase a specific series of Junior Subordinated Debentures of the Company.

               The Company or the Trust, as the case may be, may sell the Securities through underwriters, dealers or agents designated from time to time, or directly to one or more of a limited number of purchasers. If any agents of the Company and/or the Trust or any underwriters or dealers are involved in the sales of the Offered Debt Securities or Offered Trust Securities, as the case may be, the names of such agents or such underwriters or dealers and any applicable commissions or discounts will be set forth in the related Prospectus Supplement. See PLAN OF DISTRIBUTION.

               This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is January  , 1998.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company, File No. 1-3183, with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934
          Act), are incorporated herein by reference:

               1. Annual Report on Form 10-K for the year ended December 31, 1996 (1996 10-K).

               2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

               3. Current Reports on Form 8-K, dated January 14, 1997, March 12, 1997, June 5, 1997, July 3, 1997, August 4,
                    1997, August 6, 1997 and January 6, 1998.

               All documents subsequently filed by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INCORPORATED DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: SECRETARY, ENSERCH CORPORATION, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER (214) 812-4600.


                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago
          Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information filed by the Company. Certain Depositary Shares representing fractional interests in shares of cumulative preferred stock of the Company are listed on the New York Stock Exchange, where reports and other information concerning the Company may be inspected.

               Securityholders of the Company may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.

               No separate financial statements of the Trust are included herein. The Company considers that such financial statements would not be material to holders of the Securities because the Company is a reporting company under the 1934 Act and the Trust has no independent operations, but exists for the sole purpose of issuing the Trust Securities and holding Junior Subordinated Debentures as trust assets. The Trust intends not to file separate reports under the 1934 Act but must apply for and be granted relief by the Commission to avoid the requirement to file such reports.


                                     THE COMPANY

               The Company was incorporated under the laws of the State of Texas in 1942 and has perpetual existence under the provisions of the Texas Business Corporation Act. The Company, a wholly owned subsidiary of Texas Utilities Company (Texas Utilities), is an integrated company focused on natural gas. Its major business operations are natural gas pipeline, processing, marketing and distribution. Through these business operations, the Company is engaged in owning and operating interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties in Texas; gathering and processing natural gas to remove impurities and extract liquid hydrocarbons for sale, and the wholesale and retail marketing of natural gas in several areas of the United States, and owning and operating approximately 550 local gas utility distribution systems in Texas. The principal executive offices of the Company are located at 1601 Bryan Street, Dallas, Texas 75201; the telephone number is (214) 812-4600.

               On August 5, 1997 (Merger Date), Texas Utilities became the holding company for both the Company and Texas Energy Industries, Inc. (TEI). Immediately prior to the transaction (Merger), the Company's ownership interests in Enserch Exploration, Inc. and Lone Star Energy Plant Operations, Inc. (together, the Unacquired Business) were distributed to the holders of the Company's common stock. Pursuant to the Merger, Lone Star Gas Company and Lone Star Pipeline Company, the local distribution and pipeline divisions of the Company, and other businesses, excluding the Unacquired Businesses, were acquired by Texas Utilities.

               TEI is a holding company formerly known as Texas Utilities Company. The principal subsidiary of TEI is Texas Utilities Electric Company (TU Electric), which is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas.
          The other electric utility subsidiaries of TEI are Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 126,900, and Texas Utilities Australia Pty. Ltd., owner of Eastern Energy Limited, which is engaged in the purchase, distribution, marketing and sale of electric energy to approximately 481,000 customers in the State of Victoria, Australia. TEI also has three other subsidiaries which perform specialized functions within the Texas Utilities system: Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by
          TU Electric; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for the generation of electric energy by TU Electric; and Texas Utilities Services Inc. provides financial, accounting, information technology, environmental services, customer services, personnel, procurement and other
          administrative services at cost.    In addition, in November 1997,
          Texas Utilities acquired Lufkin-Conroe Communications Co. (LCC). LCC offers long-distance, cellular, internet and other services and provides local telephone services in Southeast Texas.

                                      THE TRUST

               The Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor for the Trust, The Bank of New York as the Property Trustee (Property Trustee) and The Bank of New York (Delaware) as the Delaware Trustee (Delaware Trustee) and a certain individual who is an employee of the Company or one of its affiliates as Administrative Trustee (such person and all other such persons so appointed with respect to the Trust, hereinafter the Administrative Trustees) and (ii) the filing of a certificate of trust, with respect to the Trust, with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety (as so amended and restated, the Trust Agreement) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (Trust Indenture Act). The Trust exists for the exclusive purposes of (i) issuing Trust Securities, (ii) holding the Junior Subordinated Debentures as trust assets and (iii) engaging only in other activities necessary or incidental thereto. All of the Common Trust Securities will be owned by the Company. The Common Trust Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Trust Securities, except that upon the occurrence and continuance of a default under the Trust Agreement, the rights of the holder of the Common Trust Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Trust Securities. The Company will acquire Common Trust Securities having an aggregate liquidation preference amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 52 years, but may dissolve earlier as provided in the Trust Agreement. The Trust's business and affairs will be conducted by its Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the Trust is c/o ENSERCH Corporation, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                                   USE OF PROCEEDS

               The Company and/or the Trust, as the case may be, are offering hereby an aggregate of $275,000,000 of Securities. The net proceeds to be received by the Trust from the sale of the Preferred Trust Securities will be used to purchase Junior Subordinated Debentures of the Company. The net proceeds to be received by the Company from the sale of the Debt Securities and the Junior Subordinated Debentures, together with funds from operations, are expected to be used for the redemption or repurchase of certain of its outstanding debt and preferred stock, and may also be used to meet expenditures for its construction program and for other corporate purposes, including the repayment of short-term borrowings incurred for similar purposes and outstanding at the time of any such sale. Proceeds may be temporarily invested in short-term instruments pending their application to the foregoing purposes.

               Reference is made to the Prospectus Supplement applicable to each issuance of Offered Debt Securities or Offered Trust Securities, as the case may be.

           HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES AND
              EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

               On the Merger Date, the Company became a wholly-owned subsidiary of Texas Utilities. Immediately prior to the Merger Date, the Company distributed to its common shareholders its interests in the Unacquired Businesses. Texas Utilities accounted for its acquisition of the Company as a purchase. As a result, the Company has made certain purchase accounting adjustments which are reflected in ratios for periods subsequent
          to the Merger Date.   Historical ratios for periods ending prior
          to the Merger Date were prepared using the Company's historical basis of accounting. Amounts for the period from January 1, 1997 through the Merger Date have been restated to reflect the Unacquired Businesses as discontinued operations.

               Adjusted ratios are based on unaudited "pro forma" financial information, which is included in the Current Report on Form 8-K of the Company dated January 6, 1998 which is incorporated herein by reference. The "pro forma" financial information gives effect to (i) the distribution by the Company of its interests in the Unacquired Businesses and (ii) the purchase accounting adjustments as a result of the acquisition of the Company by Texas Utilities, all on a pro forma basis as if the events had occurred at the beginning of each period presented.

               The ratio of earnings to fixed charges for each of the years ended December 31, 1994, 1995 and 1996 was 1.09, 1.06 and
          1.44. For each of the years ended December 31, 1992 and 1993, the period from January 1, 1997 through the Merger Date and the period from the Merger Date through September 30, 1997, fixed charges exceeded earnings by $0.2 million, $8.3 million, $19.0 million and $19.8 million, respectively. The ratio of earnings to fixed charges, as adjusted, for the year ended December 31, 1996 was 1.24. For the nine months ended September 30, 1997, as adjusted, fixed charges exceeded earnings by $17.3 million.

               The ratio of earnings to combined fixed charges and preferred dividends for the year ended December 31, 1996 was
          1.24. For each of the years ended December 31, 1992 through 1995, the period from January 1, 1997 through the Merger Date and the period from the Merger Date through September 30, 1997, combined fixed charges and preferred dividends exceeded earnings by $13.2 million, $21.0 million, $3.7 million, $6.3 million, $27.7 million and $22.5 million, respectively. The ratio of earnings to fixed charges, as adjusted, for the year ended December 31, 1996, was 1.01. For the nine months ended September 30, 1997, as adjusted, combined fixed charges and preferred dividends exceeded earnings by 40.2 million.


                            DESCRIPTION OF DEBT SECURITIES

               The Debt Securities will be issued in one or more series under an indenture or indentures (each an Indenture) between the Company and The Bank of New York or other financial institutions to be named, as Trustee (each an Indenture Trustee), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the terms of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to (i) the respective Indenture and (ii) one or more officer's certificates establishing the Debt Securities to which a form of Debt Security will be attached. Whenever particular provisions or defined terms in an Indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.

               General. Each Indenture will provide for the issuance of Debt Securities in an unlimited amount from time to time. All Debt Securities will be unsecured obligations of the Company. All Debt Securities issued under an Indenture will rank equally and ratably with all other Debt Securities issued under such Indenture. An Indenture will not limit other unsecured debt. The Company's financial statements included in the Incorporated Documents show the amount of such other debt at the date of such statements. See the Prospectus Supplement applicable to each series of Offered Debt Securities.

               The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt
          Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, or the method by which such rate will be determined, at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any interest payable on any Interest Payment Date and the Person or Persons to whom interest on such Debt Securities will be payable on any Interest Payment Date, if other than the Persons in whose names such Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) the place or places where, subject to the terms of the respective Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of such Indenture as described below under "Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and such Indenture may be served; the Security Registrar for such Debt Securities; and, if such is the case, that the principal of such Debt Securities will be payable without presentment or surrender thereof; (6) the period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or obligations, if any, of the Company to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (8) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) the currency or currencies, including composite currencies in which the principal of or any premium or interest on the Debt Securities will be payable (if other than in Dollars); (10) if the principal of or any premium or interest on the Debt Securities is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than that in which the Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (11) if the principal of or premium or interest on the Debt Securities is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method or other means by which such amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (12) if the amount payable in respect of principal of or any premium or interest on the Debt Securities may be determined with reference to an index or other fact or event ascertainable outside of the respective Indenture, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) any Events of Default, in addition to those specified in the respective Indenture, with respect to the Debt Securities and any covenants of the Company for the benefit of the Holders of the Debt Securities, in addition to those specified in such Indenture; (15) the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (16) the obligations or instruments, if any, which will be considered to be Eligible Obligations in respect of such Debt Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Debt Securities after the satisfaction and discharge thereof; (17) if the Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Debt Securities; (18) if the Debt Securities are to be issuable as bearer securities any and all matters incidental thereto; (19) to the extent not addressed in item (17) above, any limitations on the rights of the Holders of the Debt Securities to transfer or exchange the Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of the Debt Securities, the amount or terms thereof; (20) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Debt Securities; and (21) any other terms of the Debt Securities, not inconsistent with the provisions of the respective Indenture (Indenture, Section 301).

               Debt Securities may be sold at a discount below their principal amount. Certain special United States federal income tax considerations, if any, applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations, if any, applicable to any Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

               Except as may otherwise be described in the applicable Prospectus Supplement, the covenants contained in an Indenture will not afford Holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

               Payment and Paying Agents. Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the Person in whose name such Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, herein a Maturity) will be paid to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the respective Indenture Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment on such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if such Indenture Trustee deems such manner of payment practicable (Indenture, Section 307).

               Unless otherwise specified in the applicable Prospectus Supplement, the principal of and premium, if any, and interest on, the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion (Indenture, Section 602).

               Registration  and Transfer.   Unless otherwise  specified in
          the applicable Prospectus Supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged  for other  Debt  Securities  of  the  same  series  or tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York in The City of New York, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part (Indenture, Section
          305).

               Defeasance. The principal amount of any series of Debt Securities issued under an Indenture will be deemed to have been paid for purposes of such Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there shall have been irrevocably deposited with the respective Indenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Debt Securities, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by such Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are Outstanding. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof (Indenture, Section
          701).

               Consolidation, Merger, and Sale of Assets. Under the terms of an Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless
          (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under such Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and
          (iii) the  Company  shall   have  delivered  to   the  respective
          Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in such Indenture (Indenture, Section 1101). The terms of an Indenture will not restrict the Company in a merger in which the Company is the surviving entity.

               Events of Default.  Each of the following will constitute an
          Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in such Indenture (other than a covenant or warranty of the Company in such Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 90 days after written notice to the Company by the respective Indenture Trustee, or to the Company and such Indenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under such Indenture as provided in such Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Indenture, Section 801).

               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the same Indenture or Debt Securities issued under any other Indenture.

               Remedies. If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series of Debt Securities issued under the same Indenture occurs and is continuing, then either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of the outstanding  Debt  Securities  of  such series  may  declare  the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to the default in the performance of any other covenants or agreements in an Indenture applicable to all Outstanding Debt Securities under such Indenture or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of all such Outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series, may make such declaration of acceleration.

               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

               (a) the Company has paid or deposited with the respective Indenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to such Indenture Trustee under the respective Indenture; and

               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in such Indenture (Indenture, Section 802).

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.

               Subject to the provisions of an Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the respective Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Indenture Trustee reasonable security or indemnity (Indenture, Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of such Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee, or exercising any trust or power conferred on such Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities under an Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with such Indenture (Indenture, Section 812).

               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the respective Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the respective Indenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series under such Indenture in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to such Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to such Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) such Indenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).

               The Company will be required to furnish to each Indenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the respective Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under such Indenture (Indenture, Section
          606).

               Modification and Waiver. Without the consent of any Holder of Debt Securities, the Company and the Indenture Trustee under an Indenture may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the such Indenture and in any of the Debt Securities Outstanding under such Indenture; or (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Debt
          Securities  of one  or  more specified  series,  or one  or  more specified Tranches thereof, or to surrender any right or power conferred upon the Company by such Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of such Indenture or to add any new provision to such Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the Holders of Debt Securities of such series or Tranche has been obtained in accordance with such Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under such Indenture; or (e) to provide collateral security for all but not part of the Debt Securities issued under such Indenture; or (f) to establish the form or terms of Debt Securities of any other series or Tranche as permitted by such Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee or co-trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of such Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt Securities shall be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and such Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under an Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series or Tranche Outstanding under such Indenture in any material respect (Indenture, Section 1201).

               The Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture may waive compliance by the Company with certain restrictive provisions of such Indenture (Indenture, Section
          607). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under an Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of such Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Indenture, Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of an Indenture in such a way as to require changes to such Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of such Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in such Indenture, such Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).

               Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, such Indenture or modifying in any manner the rights of the Holders of such Debt Securities under such Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding under an Indenture are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series under such Indenture so directly affected, considered as one class, shall be required; and provided, further, that if the Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches of such series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security,
          (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of such Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of such Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or Tranche, without the consent of the Holder of each Outstanding Debt Security under such Indenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of an Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such Indenture of the Holders of the Debt Securities of any other series or Tranche (Indenture, Section 1202).

               Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under such Indenture, or whether a quorum is present at the meeting of the Holders of Debt

          Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under such Indenture, determined without regard to this provision) shall be disregarded and deemed not to be Outstanding.

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by an Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Indenture, Section 104).

               Resignation of an Indenture Trustee. An Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time with respect to the respective Indenture by Act of the Holders of a majority in principal amount of all series of Debt Securities then Outstanding under such Indenture delivered to such Indenture Trustee and the Company. No resignation or removal of an Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the respective Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to an Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Indenture, such Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture (Indenture, Section 910).

               Notices.   Notices to  Holders of  Debt  Securities will  be
          given by mail to the addresses of such Holders as they may appear in the security register therefor (Indenture, Section 106).

               Title. The Company, the respective Indenture Trustee, and any agent of the Company or such Indenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section 308).

               Governing Law. Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

               Regarding the Indenture Trustee. The Indenture Trustee under the first Indenture will be The Bank of New York. In addition to acting as Indenture Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its affiliates including, but not limited to, the Trust Agreement, Subordinated Indenture and Guarantee, each as described herein. The Company and its affiliates also maintain various banking and trust relationships with The Bank of New York.

                    DESCRIPTION OF THE PREFERRED TRUST SECURITIES

               Pursuant  to the terms of the Trust Agreement for the Trust, the Administrative Trustees on behalf of the Trust will issue Preferred Trust Securities and Common Trust Securities. The Preferred Trust Securities will represent preferred undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to a preference over the Common Trust Securities of the Trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act, and a form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Trust Agreement, including the definitions therein of certain terms, and by reference to the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference.

               General. The terms of the Common Trust Securities issued by the Trust will be substantially identical to the terms of the Preferred Trust Securities issued by the Trust, and the Common Trust Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Trust Securities except that, upon an event of default under the Trust Agreement, the rights of the Holder of the Common Trust Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the Preferred Trust Securities. Except in certain limited circumstances, the Common Trust Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of the Trust. All of the Common Trust Securities of the Trust initially will be owned by the Company. The Common Trust Securities will not be transferable by the Company except in connection with a consolidation, merger or transfer or lease of assets that would be permitted under the Subordinated Indenture
          (as defined herein).  See   DESCRIPTION OF JUNIOR   SUBORDINATED
          DEBENTURES -- "Consolidation, Merger, and Sale of Assets."

               Junior Subordinated  Debentures  in an  aggregate  principal amount equal to the aggregate liquidation amount of the Trust Securities will be held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.09). The aggregate of the following rights and obligations with respect to the Preferred Trust Securities constitutes a full and unconditional guarantee by the Company of payments due on the Preferred Trust Securities: the obligations of the Company under the related Junior Subordinated Debentures to pay principal and interest, the obligations of the Company under the Junior Subordinated Debentures and pursuant to the Trust Agreement to pay amounts equal to all expenses of the Trust, the obligations of the Company under the Guarantee and the rights of the Holders of Preferred Trust Securities to directly enforce the Company's obligations with respect to the Junior Subordinated Debentures. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Additional Interest" and DESCRIPTION OF THE GUARANTEE -- "Events of Default."

               Distributions. It is anticipated that the income of the Trust available for Distribution to the Holders of the Trust Securities will be limited to payments on the Junior Subordinated Debentures which the Trust will purchase with the proceeds of the Trust Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the
          Property Trustee will not have funds available to pay Distributions on the Preferred Trust Securities. The payment of Distributions (if and to the extent the Trust has sufficient funds available for the payment of such Distributions) is guaranteed on a limited basis by the Company as set forth herein under DESCRIPTION OF THE GUARANTEE.

               If so provided in the applicable Prospectus Supplement and subject to the terms and conditions specified therein, the
          Company has the right under the indenture (Subordinated Indenture), between the Company and The Bank of New York, as trustee (Debenture Trustee), pursuant to which the Company will issue the Junior Subordinated Debentures to extend the interest payment period from time to time on the Junior Subordinated

          Debentures for one or more periods (each an Extension Period), with the consequence that Distributions on the Trust Securities would be deferred (but would continue to accrue with interest payable on unpaid Distributions at a specified rate) by the Trust during any such Extension Period. In the event that the Company exercises this right, during such period, or during any period in which the Company is in default under the Guarantee or with respect to payments on the Junior Subordinated Debentures, the Company may not declare or pay any dividend or distribution on (other than dividends paid in shares of Common Stock of the Company), or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture (collectively with the Junior Subordinated Debentures, the Subordinated Indenture Securities) or on any similar securities will apply to all such securities and will also apply to Distributions with respect to the Trust Securities and all other securities with terms substantially the same as the Trust Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new extended interest payment period, subject to the foregoing requirements. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Interest" and "Option to Extend Interest Payment Period." The Holders of Preferred Trust Securities do not have a right to appoint a special representative in the event that the Company defers interest on the Junior Subordinated Debentures.

               Redemption  of Trust Securities.   Upon the repayment of the
          Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Subordinated Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of Trust Securities, upon not less than 30 nor more than 60 days' notice, at the Redemption Price plus accrued and unpaid Distributions. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption."

               Like  Amount means (i) with respect to a redemption of Trust
          Securities, an amount of Trust Securities having a liquidation value equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture, the proceeds of which are to be used to pay the Redemption Price, plus accrued and unpaid Distributions, of the Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with the bankruptcy, dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the liquidation value of the Trust Securities of the Holders to which the Junior Subordinated Debentures are distributed.

               Redemption Procedures. Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price plus accrued and unpaid Distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures.
          Redemptions of the Trust Securities shall be made and the Redemption Price plus accrued and unpaid Distributions shall be deemed payable on each Redemption Date only to the extent that the Trust has funds available for such payment (Section 4.02(c)). See also "Subordination of Common Trust Securities."

               If  the Trust  gives a  notice of  redemption in  respect of
          Preferred Trust Securities (which notice will be irrevocable), then, on or before the Redemption Date, the Trust will irrevocably deposit with the Paying Agent for the Preferred Trust Securities funds sufficient to pay the applicable Redemption Price plus accrued and unpaid Distributions and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price plus accrued and unpaid Distributions to the Holders thereof upon surrender of their certificates evidencing Preferred Trust Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of the Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price plus accrued and unpaid Distributions, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price plus accrued and unpaid Distributions in respect of Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described herein under DESCRIPTION OF THE GUARANTEE, Distributions on the Trust Securities will continue to accrue at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price plus accrued and unpaid Distributions (Section 4.02(d)).

               Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

               If less than all the Trust Securities are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Trust Securities and the Preferred Trust Securities. The particular Preferred Trust Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Trust Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of Preferred Trust Securities in liquidation preference amounts equal to the denominations in which they were issued or integral multiples thereof. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Trust Securities selected for redemption and, in the case of any Preferred Trust Securities selected for partial redemption, the liquidation preference amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Trust Securities shall relate, in the case of any Preferred Trust Securities redeemed or to be redeemed only in part, to the portion of the liquidation preference amount of Preferred Trust Securities that has been or is to be redeemed (Section 4.02(f)).

               Subordination of Common Trust Securities. Payment of Distributions on, and the Redemption Price plus accrued and unpaid distributions of, the Trust Securities, shall be made pro rata based on the liquidation preference of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default (as described below, see "Events of Default; Notice") under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Trust Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Trust Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding Preferred Trust Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price plus accumulated and unpaid Distributions, the full amount of such Redemption Price plus accumulated and unpaid Distributions on all Outstanding Preferred Trust Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of plus accumulated and unpaid Distributions of, Preferred Trust Securities then due and payable (Section 4.03(a)).

               In  the case  of  any  Event  of  Default  under  the  Trust
          Agreement  resulting   from  an   Event  of  Default   under  the
          Subordinated Indenture, the Holder of Common Trust Securities will be deemed to have waived any such default under the Trust Agreement until the effect of all such defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until any such default under the Trust Agreement with respect to the Preferred Trust Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Trust Securities and not the Holder of the Common Trust Securities, and only Holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf (Section 4.03(b)).

               Liquidation Distribution upon Dissolution. Pursuant to the Trust Agreement, the Trust shall dissolve and shall be liquidated by the Property Trustee on the first to occur of: (i) the expiration of the term of the Trust; (ii) the bankruptcy, dissolution or liquidation of the Company; (iii) the redemption of all of the Preferred Trust Securities and (iv) at any time, at the election of the Company (Sections 9.01 and 9.02).

               If  an early dissolution occurs  as described in clause (ii)
          above, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by adequately providing for the satisfaction of liabilities of creditors, if any, and by distributing to each Holder of Preferred Trust Securities and Common Trust Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of the Trust available for distribution to Holders after adequate provision, as determined by the Property Trustee, has been made for the satisfaction of liabilities of creditors, if any, an amount equal to, in the case of Holders of Preferred Trust Securities, the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment (such amount being the Liquidation Distribution). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The Company, as Holder of the Common Trust Securities, will be entitled to receive a Liquidation Distribution upon any such dissolution pro rata with the Holders of the Preferred Trust Securities, except that if an Event of Default has occurred and is continuing under the Trust Agreement, the Preferred Trust Securities shall have a preference over the Common Trust Securities (Sections 9.04(a) and 9.04(e)).

               Events  of Default; Notice.  Any one of the following events constitutes an Event of Default under the Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) the occurrence of an Event of Default as defined in
               Section 801 of the Subordinated Indenture (see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES "Events of Default"); or

                    (ii)  default  by  the  Trust  in the  payment  of  any
               Distribution   when   it  becomes   due  and   payable,  and
               continuation of such default for a period of 30 days; or

                    (iii) default by the Trust in the payment of any Redemption Price, plus accrued and unpaid Distributions, of any Trust Security when it becomes due and payable; or

                    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trust by the Holders of Preferred Trust Securities having at least 10% of the total liquidation preference of the Outstanding Preferred Trust Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

                    (v) the  occurrence of certain events  of bankruptcy or
               insolvency with respect to the Trust.

               Within ninety days after the occurrence of any default, the Property Trustee shall transmit to the Holders of Trust Securities and the Company notice of any such default actually known to the Property Trustee, unless such default shall have been cured or waived (Section 8.02).

               A Holder of Preferred Trust Securities may directly institute a proceeding for enforcement of payment to such Holder directly of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the Preferred Trust Securities of such Holder on or after the respective due dates specified in the Junior Subordinated Debentures. The Holders of the Preferred Trust Securities would not be able to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Property Trustee fails to do so or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days after receipt of a written request from the Property Trustee. See "Voting Rights" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Enforcement of Certain Rights by Holders of Preferred Trust Securities" (Section 6.01).

               Unless an Event of Default shall have occurred and be continuing, the Property Trustee may be removed at any time by act of the Holder of the Common Trust Securities. If an Event of Default has occurred and is continuing, the Property Trustee may be removed at such time by act of the Holders of Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities. No resignation or removal of the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Property Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

               If an Event of Default described in clause (i) above has not occurred with respect to the Trust solely by reason of the requirement that time lapse or notice be given, and is continuing, the Preferred Trust Securities shall have a preference over the Common Trust Securities upon dissolution of the Trust as described above. See "Liquidation Distribution upon Dissolution" (Section 9.04(a)).

               Merger or Consolidation of the Property Trustee or the Delaware Trustee. Any entity into which the Property Trustee or the Delaware Trustee may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible (Section 8.12).

               Voting Rights. Except as described below and under "Amendments to the Trust Agreement," and under DESCRIPTION OF THE GUARANTEE -- "Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the Holders of the Preferred Trust Securities will have no voting rights (Section 6.01(a)).

               So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 813 of the Subordinated Indenture,
          (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of Preferred Trust Securities having at least 66 2/3% of the aggregate liquidation preference amount of the Outstanding Preferred Trust Securities; provided, however, that where a consent under the Subordinated Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Trust Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Trust Securities, except pursuant to a subsequent vote of the Preferred Trust Securities. If the

          Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, a Holder of Preferred Trust Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other Person. The Property Trustee shall notify all Holders of the Preferred Trust Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Preferred Trust Securities, prior to taking any of the foregoing actions, the Property Trustee shall receive an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action (Section 6.01(a) and (b)).

               Any required approval of Holders of Trust Securities may be given at a meeting of Holders of Trust Securities convened for such purpose or pursuant to written consent (Section 6.06). The Administrative Trustees will cause a notice of any meeting at which Holders of Preferred Trust Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of Preferred Trust Securities in the manner set forth in the Trust Agreement (Section 6.02).

               No vote or consent of the Holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement (Section 4.02).

               Notwithstanding that Holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Trust Securities that are owned by the Company, any Trustee or any affiliate of the Company or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding (Section 1.01).

               Holders of the Preferred Trust Securities will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Company as the Holder of the Common Trust Securities (Section 8.10).

               Amendments. The Trust Agreement may be amended from time to time by the Trust (on approval of a majority of the Administrative Trustees and the Company, without the consent of any Holders of Trust Securities), (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended (1940 Act); provided, however, that such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities and, in the case of clause (i), any such amendments of the Trust Agreement shall become effective when notice thereof is given to the Holders of Trust Securities (Section 6.01(c) and 10.03(a)).

               Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and the Company with (i) the consent of Holders of the Trust Securities representing not less than a majority in liquidation preference of the Trust Securities then outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or affect the Trust's exemption from status of an "investment company" under the 1940 Act (Section 10.03(b)).

               Without the consent of each affected Holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution with respect to the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date (Section 10.03(c)).

               Co-trustees and Separate Trustee. Unless an Event of Default under the Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Holder of the Common Trust Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment (Section 8.09).

               Form, Exchange, and Transfer. At the option of the Holder, subject to the terms of the Trust Agreement, Preferred Trust Securities will be exchangeable for other Preferred Trust Securities of the same series in any authorized denomination and of like tenor and aggregate liquidation preference.

               Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company or an Affiliate may be designated the Security Registrar. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the Preferred Trust Securities.

               The Trust will not be required to (i) issue, register the transfer of, or exchange any Preferred Trust Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Trust Securities being redeemed in part (Section 5.04).

               Registrar and Transfer Agent. Texas Utilities Services Inc. will act as registrar and transfer agent for the Preferred Trust Securities.

               Registration of transfers of Preferred Trust Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it (Section 5.04).

               Regarding the Property Trustee. In addition to acting as the Property Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its affiliates, including, but not limited to any Indenture, the Subordinated Indenture and the Guarantee, each as described herein. The Company and its affiliates also maintain various banking and trust relationships with The Bank of New York.

               Miscellaneous. The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees will administer the day to day operations of the Trust. See "Voting Rights."

               The Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Preferred Trust Securities (Section 2.07).

               Holders of the Preferred Trust Securities have no preemptive or similar rights (Section 5.13).


                             DESCRIPTION OF THE GUARANTEE

               Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the Holders from time to time of the Preferred Trust Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the Holders of the Preferred Trust Securities.

               General. The Company will fully and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the Preferred Trust Securities (except to the extent paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to the Preferred Trust Securities, to the extent not paid by or on behalf of the Trust (Guarantee Payments), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid Distributions required to be paid on the Preferred Trust Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, plus all accrued and unpaid Distributions, with respect to any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the Holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions on the Preferred Trust Securities to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to Holders of Preferred Trust Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of Preferred Trust Securities or by causing the Trust to pay such amounts to such Holders (Section 5.01).

               The Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to (i) any payment of Distributions if and to the extent that the Trust does not have funds available to make such payments, or (ii) collection of payment. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not have funds available to pay Distributions on the Preferred Trust Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company (except
          those made  pari  passu by  their  terms).   See "Status  of  the
          Guarantee."

               The Company will enter into agreements to provide funds to the Trust as needed to pay obligations of the Trust to parties other than Holders of Preferred Trust Securities (Expense Agreement). The Junior Subordinated Debentures and the Guarantee, together with the obligations of the Company with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement and the Expense Agreement, constitute a full and unconditional guarantee of the Preferred Trust Securities by the Company. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by the Company of the Preferred Trust Securities.

               Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of Holders of Preferred Trust Securities (in which case no vote will be required), the terms of the Guarantee may be changed only with the prior approval of the Holders of Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities (Section 8.02). All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders of the Preferred Trust Securities then outstanding (Section 8.01).

               Events of Default. An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder (Section 1.01). The Holders of Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee (Section 5.04).

               If the Guarantee Trustee fails to enforce a Guarantee, any Holder of Preferred Trust Securities may enforce the Guarantee, or institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

               The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

               The Company will also be required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under the Guarantee (Section 2.05).

               Regarding the Guarantee Trustee. The Guarantee Trustee, prior to the occurrence of a default by the Company in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs (Section 3.01(b)). Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any Holder of Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby (Section 3.01(c)). See DESCRIPTION OF THE TRUST SECURITIES - "Regarding the Property Trustee."

               Termination of the Guarantee. The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price, plus accrued and unpaid Distributions, of all Preferred Trust Securities, the distribution of Junior Subordinated Debentures to Holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities or full payment of the amounts payable upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Guarantee (Section 7.01).

               Status of the Guarantee. The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company (except liabilities that may be made pari passu by their terms),
          (ii)  pari  passu with  the most  senior preferred  or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the
          Company and (iii) senior to the Company's common stock (Section 6.01). The Trust Agreement provides that each Holder of Preferred Trust Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

               The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity) (Section 5.05).

               Governing  Law.   The  Guarantee  will  be governed  by  and
          construed in accordance with the laws of the State of New York (Section 8.06).


                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

               Set forth below is a description of the specific terms of the Junior Subordinated Debentures which the Trust will hold as trust assets. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Subordinated Indenture unless otherwise noted. The Subordinated Indenture provides for the issuance of debentures (including the Junior Subordinated Debentures), notes or other evidences of indebtedness by the Company in an unlimited amount from time to time.

               General. The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by the Company for the Common Trust Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company which rank junior to all of the Company's Senior Indebtedness (Section 1501). The amounts payable as principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of distributions payable on Preferred Trust Securities.

               If Junior Subordinated Debentures are distributed to Holders of Preferred Trust Securities in a dissolution of the Trust, such Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued and may be transferred or exchanged at the offices described below (Section 201).

               Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debenture will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York (Section 602); provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of the Junior Subordinated Debenture to the Debenture Trustee.

               Optional Redemption. For so long as the Trust is the Holder of all the outstanding Junior Subordinated Debentures, the proceeds of any optional redemption will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

               Any optional redemption of Junior Subordinated Debentures shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of the Junior Subordinated Debentures, as provided in the Subordinated Indenture. All notices of redemption shall state the redemption date; the redemption price plus accrued and unpaid interest; if less than all the Junior Subordinated Debentures are to be redeemed, the identification of those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part; that on the redemption date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest will become due and payable upon the Junior Subordinated Debenture to be redeemed and that interest thereon will cease to accrue on and after said date; and the place or places where the Junior Subordinated Debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest (Section
          404).

               Interest. Except as provided in the applicable Prospectus Supplement, the amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable (Section 113).

               Option to Extend Interest Payment Period. So long as it is not in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right under the Subordinated Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding the period provided in the Prospectus Supplement with respect to the Offered Trust Securities (Section
          311). At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures, or make any guarantee payments with respect to the foregoing (Section 608). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed the permitted length of an Extension Period at any one time or extend beyond the maturity date of the Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other securities issued pursuant to the Subordinated Indenture (collectively with the Junior

          Subordinated Debentures, the Subordinated Indenture Securities) or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Trust Securities and all other securities with terms substantially the same as the Trust Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of the record date and will cause the Trust to send notice of such election to the Holders of Preferred Trust Securities.

               Additional Interest. So long as any Preferred Trust Securities remain outstanding, if the Trust shall be required to pay, with respect to its income derived from the interest payments on the Junior Subordinated Debentures any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on the Junior Subordinated Debentures such additional interest (Additional Interest) as may be necessary in order that the net amounts received and retained by the Trust after the payment of such taxes, duties, assessments or governmental charges shall result in the Trust's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges (Section 312).

               Defeasance. The principal amount of Subordinated Indenture Securities issued under the Subordinated Indenture will be deemed to have been paid for purposes of the Subordinated Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Subordinated Indenture Securities, Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Subordinated Indenture Securities that are outstanding (Section 701). For this purpose, Government Obligations, include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof (Section 101).

               Subordination. The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company as provided in the Subordinated Indenture (Section 1501). No payment of principal of (including redemption and sinking fund payments), or interest on, the Junior Subordinated Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the Holders of Senior Indebtedness have accelerated the maturity thereof and with respect to (ii) and (iii), such default has not been cured or waived, or (iv) if the maturity of Subordinated Indenture Securities has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Junior Subordinated Debentures are entitled to receive or retain any payment thereon (Section 1502). Subject to the prior payment of all Senior Indebtedness, the rights of the Holders of the Junior Subordinated Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full (Section 1504).

               The term Senior Indebtedness is defined in the Subordinated Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Subordinated Indenture Securities), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Subordinated Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under the Guarantee shall not be deemed to be Senior Indebtedness (Section
          101).

               The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of December 31, 1997 the Company had approximately $675 million principal amount of indebtedness for borrowed money constituting Senior Indebtedness. In addition, as of December 31, 1997, there were no contingent obligations constituting Senior Indebtedness where there exists a financially viable and unrelated primary obligor and where the risk of loss to the Company is, in the opinion of the Company, remote.

               Consolidation, Merger, and Sale of Assets. Under the terms of the Subordinated Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be an entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Subordinated Indenture Securities and under the Subordinated Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Subordinated Indenture (Section 1101).

               Events of Default. Each of the following will constitute an Event of Default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series: (a) failure to pay any interest on the Subordinated Indenture Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Subordinated Indenture Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Subordinated Indenture (other than a covenant or warranty of the Company in the Subordinated Indenture solely for the benefit of one or more series of Subordinated Indenture Securities other than such series) for 90 days after written notice to the Company by the Debenture Trustee, or to the Company and the Debenture Trustee by the Holders of at least 33% in principal amount of the Subordinated Indenture Securities of such series outstanding under the Subordinated Indenture as provided in the Subordinated Indenture;
          (d)  the entry by a court having  jurisdiction in the premises of
          (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or
          (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Section 801).

               An Event of Default with respect to the Subordinated Indenture Securities of a particular series may not necessarily constitute an Event of Default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

               If an Event of Default due to the default in payment of principal of or interest on any series of Subordinated Indenture Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Subordinated Indenture Securities of such series but not applicable to all series occurs and is continuing, then either the Debenture Trustee or the Holders of 33% in principal amount of the outstanding Subordinated Indenture Securities of such series may declare the principal of all of the Subordinated Indenture Securities of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Subordinated Indenture). If an Event of Default due to the default in the performance of any other covenants or agreements in the Subordinated Indenture applicable to all outstanding Subordinated Indenture Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Debenture Trustee or the Holders of not less than 33% in principal amount of all outstanding Subordinated Indenture Securities, considered as one class, and not the Holders of the Subordinated Indenture Securities of any one of such series may make such declaration of acceleration (subject to the subordination provisions of the Subordinated Indenture).

               At any time after the declaration of acceleration with respect to the Subordinated Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

               (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Subordinated Indenture Securities of such series;

                    (2) the principal of and premium, if any, on any Subordinated Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor inthe Subordinated Indenture Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in the Subordinated Indenture Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to the Debenture Trustee under the Subordinated Indenture;

               (b) any other Event or Events of Default with respect to Subordinated Indenture Securities of such series, other than the nonpayment of the principal of the Subordinated Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Indenture (Section 802).

               Subject to the provisions of the Subordinated Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity (Section
          903). If an Event of Default has occurred and is continuing in respect of a series of Subordinated Indenture Securities, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Subordinated Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Subordinated Indenture Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Subordinated Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Subordinated Indenture Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Subordinated Indenture. (Section 812).

               No Holder of Subordinated Indenture Securities of any series will have any right to institute any proceeding with respect to the Subordinated Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Subordinated Indenture Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee, and such Holder or
          Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Subordinated Indenture Security for the enforcement of payment of the principal of or any premium or interest on such Subordinated Indenture Security on or after the applicable due date specified in such Subordinated Indenture Security (Section
          808).

               The Company will be required to furnish to the Debenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Subordinated Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Subordinated Indenture (Section 606).

               Enforcement of Certain Rights by Holders of Preferred Trust Securities. If an Event of Default has occurred and is continuing, then the Holders of Trust Securities would rely on the enforcement by the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, of its rights as a holder of the Junior Subordinated Debentures against the
          Company. Notwithstanding the foregoing, a Holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against the Company to the same extent as if such Holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of the Preferred Trust Securities of such Holder (Section 610). See DESCRIPTION OF THE PREFERRED TRUST SECURITIES - "Events Of Default; Notice."

               The Holders of the Preferred Trust Securities would not be able to exercise directly against the Company any rights other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless the Property Trustee fail to exercise its rights against the Company or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days after receipt of a written request from the Property Trustee. In such event, to the fullest extent permitted by law, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of such rights (Section 807).

               Modification and Waiver. Without the consent of any Holder of Subordinated Indenture Securities, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Subordinated Indenture and in the Subordinated Indenture Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of outstanding Subordinated Indenture Securities or to surrender any right or power conferred upon the Company by the Subordinated Indenture; or (c) to add any additional Events of Default with respect to outstanding Subordinated Indenture Securities; or (d) to change or eliminate any provision of the Subordinated Indenture or to add any new provision to the Subordinated Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Subordinated Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Subordinated Indenture Securities of such series has been obtained in accordance with the Subordinated Indenture, or (2) when no Subordinated Indenture Securities of such series remain outstanding under the Subordinated Indenture; or (e) to provide collateral security for all but not part of the Subordinated Indenture Securities; (f) to establish the form or terms of Subordinated Indenture Securities of any other series as permitted by the Subordinated Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor trustee under the Subordinated Indenture with respect to the Subordinated Indenture Securities of one or more series and to add to or change any of the provisions of the Subordinated Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Subordinated Indenture Securities of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Subordinated Indenture Securities shall be payable, (2) all or any series of Subordinated Indenture Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Subordinated Indenture Securities of any series in any material respect (Section 1201).

               The Holders of at least a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Subordinated Indenture (Section
          607). The Holders of not less than a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Subordinated Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Subordinated Indenture Security of such series affected (Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Subordinated Indenture in such a way as to require changes to the Subordinated Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Subordinated Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Subordinated Indenture, the Subordinated Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the

          Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Section 1201).

               Except  as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Subordinated Indenture or modifying in any manner the rights of the Holders of the Subordinated Indenture Securities under the Subordinated Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Subordinated Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Subordinated Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Subordinated Indenture Security (or, in the case of redemption, on or after the Redemption Date) without, in any such case, the consent of the Holder of such Subordinated Indenture Security, (b) reduce the percentage in
          principal  amount  of   the  outstanding  Subordinated  Indenture
          Securities of any series, (or, if applicable, in liquidation preference of Preferred Trust Securities) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Subordinated Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Subordinated Indenture Security of such series, or (c) modify certain of the provisions
          of   the   Subordinated   Indenture   relating   to  supplemental
          indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series, without the consent of the Holder of outstanding
          Subordinated   Indenture  Securities   affected   thereby.      A
          supplemental indenture which changes or eliminates any covenant or other provision of the Subordinated Indenture which has expressly been included solely for the benefit of one or more
          particular  series  of   Subordinated  Indenture  Securities,  or
          modifies the rights of the Holders of Subordinated Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the
          Subordinated  Indenture   of  the  Holders  of  the  Subordinated
          Indenture Securities of any other series. Notwithstanding the foregoing, so long as any of the Preferred Trust Securities remain outstanding, the Debenture Trustee may not consent to a supplemental indenture without the prior consent, obtained as provided in the Trust Agreement, of the holders of not less than a majority in aggregate liquidation preference of all Preferred Trust Securities, considered as one class, or, in the case of changes described in clauses (a), (b) and (c) above, 100% in aggregate liquidation preference of all such Preferred Trust Securities then outstanding which would be affected thereby, considered as one class. A supplemental indenture which changes or eliminates any covenant or other provision of the Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Subordinated Indenture Securities, or which modifies the rights of the Holders of Subordinated Indenture Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Subordinated Indenture of the Holders of Subordinated Indenture Securities of any other series (Section
          1202).

               The Subordinated Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the Holders of Subordinated Indenture Securities, Subordinated Indenture Securities owned by the Company or any other obligor upon the Subordinated Indenture Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Subordinated Indenture Securities outstanding under the

          Subordinated  Indenture,   determined  without  regard   to  this
          provision) shall be disregarded and deemed not to be outstanding (Section 101).

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Subordinated Indenture Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Subordinated Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Subordinated Indenture Security and the Holder of every Subordinated Indenture Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Subordinated Indenture Security (Section 104).

               Resignation of Debenture Trustee. The Debenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Subordinated Indenture Securities then outstanding delivered to the Debenture Trustee and the Company. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Subordinated Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if the Company has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Subordinated Indenture, the Debenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture (Section 910).

               Notices. Notices to Holders of Subordinated Indenture Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor (Section
          106).

               Title. The Company, the Debenture Trustee, and any agent of the Company or the Debenture Trustee, may treat the Person in whose name Subordinated Indenture Securities are registered as the absolute owner thereof (whether or not such Subordinated Indenture Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Section 308).

               Governing Law. The Subordinated Indenture and Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 112).

               Regarding the Debenture Trustee. The Debenture Trustee under the Subordinated Indenture is The Bank of New York. In addition to acting as Debenture Trustee under the Subordinated Indenture, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its affiliates, including, but not limited to the Trust Agreement, the Guarantee and any Indenture, each as described herein. The Company and its affiliates also maintain various banking and trust relationships with The Bank of New York. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. See DESCRIPTION OF THE PREFERRED TRUST SECURITIES -- "Regarding the Property Trustee."

                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                      RELATING TO THE PREFERRED TRUST SECURITIES

               The  following  summary   describes  certain  United  States
          federal income tax consequences of the ownership of Preferred Trust Securities as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Preferred Trust Securities held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Preferred Trust Securities as a part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the U.S. dollar, or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase Preferred Trust Securities other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (Code), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

               PROSPECTIVE PURCHASERS OF PREFERRED TRUST SECURITIES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE PREFERRED TRUST SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED TRUST SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

               UNITED STATES HOLDERS

               As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States individuals have the authority to control all substantial decisions.

               CLASSIFICATION OF THE TRUST

               Reid & Priest LLP, tax counsel to the Company and the Trust, is of the opinion that, under current law and assuming full compliance with the terms of the Subordinated Indenture and the instruments establishing the Trust (and certain other documents), the Trust will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation. Each Holder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Investors should be aware that the opinion of Reid & Priest LLP does not address any other issue and is not binding on the Internal Revenue Service or the courts.

               CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

               Based on the advice of Reid & Priest LLP, the Company believes and intends to take the position that the Junior Subordinated Debentures will constitute indebtedness for United States federal income tax purposes. No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. By purchasing and accepting Preferred Trust Securities, each Holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Trust Securities as evidence of an indirect beneficial ownership in the Junior Subordinated Debentures. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

               PAYMENTS OF INTEREST

               Except as set forth below, stated interest on a Junior Subordinated Debenture will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

               ORIGINAL ISSUE DISCOUNT

               Under the income tax regulations that recently became effective, the Company believes that the Junior Subordinated Debentures will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

               Under the Subordinated Indenture, the Company has the right to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided, however, that no Extension Period may extend beyond the Stated Maturity (as defined in the Subordinated Indenture) of the Junior Subordinated Debentures. Should the Company exercise its rights to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID for so long as they remained outstanding. As a result, all United States Holders would, in effect, be required to accrue interest income even if such United States Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a United States Holder could be required to include OID in income on an economic accrual basis, notwithstanding that the Company will not make any interest payments during such period on the Junior Subordinated Debentures.

               RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

               As described under the caption DESCRIPTION OF THE PREFERRED TRUST SECURITIES -- "Distribution of the Junior Subordinated Debentures," Junior Subordinated Debentures may be distributed to Holders of Preferred Trust Securities in exchange for the Preferred Trust Securities upon liquidation of the Trust. Under current law, for United States federal income tax purposes, such a distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such Holder's aggregate tax basis in its Preferred Trust Securities. A United States Holder's holding period for the Junior Subordinated Debentures received in liquidation of the Trust would include the period during which such Holder held the Preferred Trust Securities.

               Under certain circumstances, as described under the caption DESCRIPTION OF THE PREFERRED TRUST SECURITIES -- "Redemption of Preferred Trust Securities," the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to Holders of Preferred Trust Securities in redemption of the Preferred Trust Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the Preferred Trust Securities, and a Holder would recognize gain or loss as if such Holder had sold such redeemed Preferred Trust Securities. See "Sale, Exchange and Redemption of the Preferred Trust Securities."

               SALE,  EXCHANGE  AND  REDEMPTION   OF  THE  PREFERRED  TRUST
          SECURITIES

               Upon the sale, exchange or redemption of Preferred Trust Securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale (other than amounts attributable to accrued, unpaid interest), exchange or redemption and such Holder's adjusted tax basis in
          the Preferred  Trust  Securities.   Such  gain  or loss  will  be
          capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Preferred Trust Securities have been held for more than one year. Generally, for non-corporate United States Holders, net capital gains on assets held for more than one year but not more than 18 months will be subject to federal income tax at a maximum rate of 28% and net capital gains on assets held for more than 18 months will be subject to federal income tax at a maximum rate of 20%. Under current law, deductibility of capital losses is subject to limitations.

               INFORMATION REPORTING AND BACKUP WITHHOLDING

               Subject to the qualification discussed below, income on the Preferred Trust Securities will be reported to Holders on Forms 1099, which should be mailed to such Holders by January 31 following each calendar year.

               The Trust will report annually to the holder of record of the Preferred Trust Securities, the interest income paid or OID accrued during the year with respect to the Junior Subordinated Debentures. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year. Under current law, holders of record of Preferred Trust Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Trust Securities who hold their Preferred Trust Securities through nominee holders will typically receive Forms 1099 reflecting the income on their Preferred Trust Securities from such nominee holders rather than from the Trust.

               Payments made in respect of, and proceeds from the sale of, Preferred Trust Securities (or Junior Subordinated Debentures distributed to holders of Preferred Trust Securities) may be subject to "backup" withholding tax of 31% if the holder fails to comply with certain identification requirements, or has previously failed to report in full dividend and interest income, or does not otherwise establish its entitlement to an exemption. Any withheld amounts will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.


                                 EXPERTS AND LEGALITY

               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon authority of the firm as experts in accounting and auditing.

               With respect to any unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in the Company's Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche LLP did not audit and did not express an opinion on such interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

               Certain matters  of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust are being passed upon by Richards, Layton & Finger, P. A., Special Delaware counsel for the Company and the Trust. Statements as to United States federal income taxation under CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PREFERRED TRUST SECURITIES herein have been passed upon for the Company and the

          Trust by Reid & Priest LLP, New York, New York, of counsel to the Company. The legality of the other securities offered hereby will be passed upon for the Company and the Trust by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P. At October 31, 1997, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,200 shares of the common stock of Texas Utilities, which owns all of the common stock of the Company.


                                 PLAN OF DISTRIBUTION

               The Company may  sell the Securities in  any of three  ways:
          (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities sets forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

               Offered Trust Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Trust Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Trust Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Subject to certain conditions, the Company may agree to indemnify the several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the 1933 Act arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this Prospectus, a Prospectus Supplement or the Incorporated Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. See the applicable Prospectus Supplement.

               NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities to be registered.

               Filing fee Securities and Exchange Commission       $  81,125
               Fees of the Trustee                                    80,000*
               Fees of Company's counsel
                   Worsham, Forsythe & Wooldridge, L.L.P.            150,000*
                   Reid & Priest LLP                                 150,000*
                   Richards, Layton & Finger, P.A.                    10,000
               Auditors' fees                                         25,000*
               Rating agencies' fees                                  30,000*
               Printing, including Registration Statement,
                   prospectuses, exhibits, etc.                       10,000*
               Miscellaneous                                          28,875*
                                                                   ---------
               Total expenses                                       $565,000*
                                                                   ---------

          --------------------
          *    Estimated.

          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

               Article Eight of the Restated Articles of Incorporation of the Company, as amended, provides as follows:

                    "No  director of  this Corporation  shall be  liable to
               this Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of this Corporation, except this Article Eight does not eliminate or limit the liability of a director of this Corporation for (1) a breach of the director's duty of loyalty to this Corporation or its shareholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of the director is expressly provided for by statute, or (5) an act related to an unlawful stock repurchase or payment of a dividend.

               Section 1 of Article XIII of the Company's Bylaws is as follows:

                    "Section 1. The corporation  shall indemnify any person
               who (1) is or was a director, officer, employee or agent of the corporation, or (2) while a director, officer, employee or agent of the corporation, its divisions or subsidiaries, is or was serving at the request of the corporation, pursuant to a resolution adopted by the Board of Directors, as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. The corporation, pursuant to a resolution adopted by the Board of Directors, may indemnify any such person to such further extent as permitted by law."

               The Company has entered into agreements with certain of its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law.

               The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

          ITEM 16. EXHIBITS.


                     PREVIOUSLY
                       FILED*
                  ----------------
                         ---

                    With File     As
           Exhibit    Number    Exhibit
           -------  ---------   -------

           1(a)                          --   Form of Underwriting
                                              Agreement for Debt
                                              Securities.

           1(b)                          --   Form of Underwriting
                                              Agreement for Preferred
                                              Trust Securities.

           1(c)**                        --   Form of Distribution
                                              (Sales Agency) Agreement.

           4(a)-1   1-3183 Form   3.1    --   Restated Articles of
                    10-K                      Incorporation of the
                    December                  Company, as amended
                    31, 1996                  through December 31,
                                              1996.

           4(a)-2                        --   Articles of Merger of
                                              Lone Star Energy Company
                                              with and into the
                                              Company.

           4(a)-3                        --   Articles of Merger of
                                              Enserch Exploration
                                              Holdings, Inc. with and
                                              into the Company.

           4(a)-4                        --   Assumed Name Certificate
                                              re. Lone Star Energy
                                              Company.

           4(a)-5a                       --   Articles of Merger of
                                              ENSERCH Merger Corp. with
                                              and into the Company.

           4(a)-5b  333-12391     2(a)   --   Annex I to Articles of
                                              Merger of ENSERCH Merger Corp.
                                              with and into the Company
                                              (Amended and Restated
                                              Agreement and Plan of Merger
                                              dated as of April 13, 1996
                                              by and among the Company,
                                              Texas Utilities and TEI).

           4(b)     1-3183 Form   3.2    --   Bylaws of the Company, as
                    10-K                      amended.
                    December
                    31, 1994

           4(c)                          --   Form of Indenture (For
                                              Unsecured Debt
                                              Securities) between the
                                              Company and The Bank of
                                              New York, Trustee.

           4(d)                          --   Form of Officer's
                                              Certificate, establishing
                                              the Debt Securities, with
                                              Form of Debt Security
                                              attached.

           4(e)                          --   Trust Agreement of
                                              ENSERCH Capital I.

           4(f)                          --   Form of Amended and
                                              Restated Trust Agreement.

           4(g)                          --   Form of Indenture (For
                                              Unsecured Subordinated
                                              Debt Securities relating
                                              to Trust Securities).

           4(h)                          --   Form of Officer's
                                              Certificate establishing
                                              the Junior Subordinated
                                              Debentures with Form of
                                              Junior Subordinated
                                              Debenture attached.

           4(i)                          --   Form of Guarantee
                                              Agreement relating to the
                                              Preferred Trust
                                              Securities.

           4(j)                          --   Form of Agreement as to
                                              Expenses and Liabilities
                                              relating to the Preferred
                                              Trust Securities.

           4(k)                          --   Form of Preferred Trust
                                              Securities.

           5(a)                          --   Opinion of Worsham,
                                              Forsythe & Wooldridge,
                                              L.L.P., General Counsel
                                              for the Company.

           5(b)                          --   Opinion of Reid & Priest
           and 8                              LLP, of Counsel to the
                                              Company.

           5(c)                          --   Opinion of Richards,
                                              Layton & Finger, P.A.,
                                              Special Delaware Counsel
                                              to the Trust and the
                                              Company.

           12                            --   Computation of Ratios of
                                              Earnings to Fixed Charges
                                              and Earnings to Combined
                                              Fixed Charges and
                                              Preferred Dividends of
                                              the Company.

           15                            --   Letter of Deloitte &
                                              Touche LLP regarding
                                              unaudited condensed
                                              interim financial
                                              information.

           23(a)                         --   Independent Auditors'
                                              Consent.

           23(b)                         --   Consents of Worsham,
                                              Forsythe & Wooldridge,
                                              L.L.P., Reid & Priest LLP
                                              and Richards, Layton &
                                              Finger, P.A., are
                                              contained in Exhibits
                                              5(a), 5(b) and 5(c),
                                              respectively.

           24                            --   Power of Attorney (see
                                              Pages II-5 and II-6).

           25(a)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the Indenture
                                              of the Company.

           25(b)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the Amended
                                              and Restated Trust
                                              Agreement for the Trust.

           25(c)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the
                                              Subordinated Indenture of
                                              the Company.

           25(d)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the Guarantee
                                              Agreement relating to the
                                              Preferred Trust
                                              Securities.

          -----------------------------------------
           *Incorporated herein by reference.
          **To be filed by amendment.

          ITEM 17. UNDERTAKINGS.

               a.   The undersigned registrants hereby undertake:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)       To include  any  prospectus required  by
                    Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
                    "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change tosuch information in theregistration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

               Each director, and/or officer of ENSERCH Corporation whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and each registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 6th day of January, 1998.
                                             ENSERCH CORPORATION


                                             By: /s/ Erle Nye
                                                ---------------------------
                                                  (Erle  Nye,  Chairman  of
                                                  the Board and Chief
                                                  Executive)

               Pursuant to the requirements of the Securities Act  of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the date indicated.


                SIGNATURE                TITLE            DATE
                ---------                -----            ----

           /S/ Erle Nye                 Principal
           ------------------------     Executive     January 6, 1998
           (Erle Nye, Chairman of       Officer and
           the Board and Chief          Director
           Executive)


           /s/ Robert S. Shapard        Principal
           -------------------------    Financial     January 6, 1998
           (Robert S. Shapard)          Officer


           /s/ Jerry W. Pinkerton       Principal
           -------------------------    Accounting    January 6, 1998
           (Jerry W. Pinkerton)         Officer


           /s/ D. W. Biegler)           Director
           --------------------------                 January 6, 1998
           (D. W. Biegler)


           /s/ Barbara B. Curry         Director
           --------------------------                 January 6, 1998
           (Barbara B. Curry)


           /s/ H. Jarrell Gibbs         Director
           --------------------------                 January 6, 1998
           (H. Jarrell Gibbs)


           /s/ Michael J. McNally       Director
           --------------------------                 January 6, 1998
           (Michael J. McNally)


           /s/ Robert A. Wooldridge     Director
           --------------------------                 January 6, 1998
           (Robert A. Wooldridge)

                               POWER OF ATTORNEY

               Each trustee of ENSERCH Capital I whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and each registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.


                                    SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 6th day of January, 1998.


                                              ENSERCH CAPITAL I



                                             By: /s/ Michael Perkins
                                                ----------------------------
                                                Michael Perkins, not in his
                                                individual capacity but
                                                solely as Trustee

                                    EXHIBIT INDEX


                     PREVIOUSLY
                       FILED*
                  ----------------
                         ---

                    With File     As
           Exhibit    Number    Exhibit
           -------  ---------   -------

           1(a)                          --   Form of Underwriting
                                              Agreement for Debt
                                              Securities.

           1(b)                          --   Form of Underwriting
                                              Agreement for Preferred
                                              Trust Securities.

           1(c)**                        --   Form of Distribution
                                              (Sales Agency) Agreement.

           4(a)-1   1-3183 Form   3.1    --   Restated Articles of
                    10-K                      Incorporation of the
                    December                  Company, as amended
                    31, 1996                  through December 31,
                                              1996.

           4(a)-2                        --   Articles of Merger of
                                              Lone Star Energy Company
                                              with and into the
                                              Company.

           4(a)-3                        --   Articles of Merger of
                                              Enserch Exploration
                                              Holdings, Inc. with and
                                              into the Company.

           4(a)-4                        --   Assumed Name Certificate
                                              re. Lone Star Energy
                                              Company.

           4(a)-5a                       --   Articles of Merger of
                                              ENSERCH Merger Corp. with
                                              and into the Company.

           4(a)-5b  333-12391     2(a)   --   Annex I to Articles of
                                              Merger of ENSERCH Merger Corp.
                                              with and into the Company
                                              (Amended and Restated
                                              Agreement and Plan of Merger
                                              dated as of April 13, 1996
                                              by and among the Company,
                                              Texas Utilities and TEI).

           4(b)     1-3183 Form   3.2    --   Bylaws of the Company, as
                    10-K                      amended.
                    December
                    31, 1994

           4(c)                          --   Form of Indenture (For
                                              Unsecured Debt
                                              Securities) between the
                                              Company and The Bank of
                                              New York, Trustee.

           4(d)                          --   Form of Officer's
                                              Certificate, establishing
                                              the Debt Securities, with
                                              Form of Debt Security
                                              attached.

           4(e)                          --   Trust Agreement of
                                              ENSERCH Capital I.

           4(f)                          --   Form of Amended and
                                              Restated Trust Agreement.

           4(g)                          --   Form of Indenture (For
                                              Unsecured Subordinated
                                              Debt Securities relating
                                              to Trust Securities).

           4(h)                          --   Form of Officer's
                                              Certificate establishing
                                              the Junior Subordinated
                                              Debentures with Form of
                                              Junior Subordinated
                                              Debenture attached.

           4(i)                          --   Form of Guarantee
                                              Agreement relating to the
                                              Preferred Trust
                                              Securities.

           4(j)                          --   Form of Agreement as to
                                              Expenses and Liabilities
                                              relating to the Preferred
                                              Trust Securities.

           4(k)                          --   Form of Preferred Trust
                                              Securities.

           5(a)                          --   Opinion of Worsham,
                                              Forsythe & Wooldridge,
                                              L.L.P., General Counsel
                                              for the Company.

           5(b)                          --   Opinion of Reid & Priest
           and 8                              LLP, of Counsel to the
                                              Company.

           5(c)                          --   Opinion of Richards,
                                              Layton & Finger, P.A.,
                                              Special Delaware Counsel
                                              to the Trust and the
                                              Company.

           12                            --   Computation of Ratios of
                                              Earnings to Fixed Charges
                                              and Earnings to Combined
                                              Fixed Charges and
                                              Preferred Dividends of
                                              the Company.

           15                            --   Letter of Deloitte &
                                              Touche LLP regarding
                                              unaudited condensed
                                              interim financial
                                              information.

           23(a)                         --   Independent Auditors'
                                              Consent.

           23(b)                         --   Consents of Worsham,
                                              Forsythe & Wooldridge,
                                              L.L.P., Reid & Priest LLP
                                              and Richards, Layton &
                                              Finger, P.A., are
                                              contained in Exhibits
                                              5(a), 5(b) and 5(c),
                                              respectively.

           24                            --   Power of Attorney (see
                                              Pages II-5 and II-6).

           25(a)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the Indenture
                                              of the Company.

           25(b)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the Amended
                                              and Restated Trust
                                              Agreement for the Trust.

           25(c)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the
                                              Subordinated Indenture of
                                              the Company.

           25(d)                         --   Statement on Form T-1 of
                                              The Bank of New York with
                                              respect to the Guarantee
                                              Agreement relating to the
                                              Preferred Trust
                                              Securities.

          -----------------------------------------
           *Incorporated herein by reference.
          **To be filed by amendment.